UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): December 9, 2015 (December 3, 2015)

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas
75225
(Address of principal executive offices)
(Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On December 3, 2015, the board of directors (the “Board”) of TIER REIT, Inc. (the “Company”) voted to increase the size of the Board from eight to nine members effective January 1, 2016 and appointed Dennis J. Martin to fill the vacancy created thereby effective as of January 1, 2016. Mr. Martin was not elected pursuant to any arrangement or understanding between himself and any other person, and the Board determined that Mr. Martin qualifies as an independent director pursuant to the rules of the New York Stock Exchange.

In connection with his appointment to the Board, Mr. Martin is expected to be granted restricted stock units with a value of approximately $25,000 based on the closing stock price of the Company’s common stock as of December 31, 2015. Such restricted stock units are expected to vest 13 months after the grant date.

Mr. Martin has been the Chief Financial Officer of Carefree Communities, Inc., a privately-held real estate investment trust (“REIT”) that owns and operates manufactured home communities and destination RV resorts, since March 2014. From 2010 to 2013, Mr. Martin was the Chief Financial Officer of American Residential Communities, a privately-held operator of manufactured home communities. Previously, Mr. Martin served as a Senior Vice President of HCP, Inc. (NYSE: HCP), a fully integrated REIT serving the healthcare industry, from 2008 to 2010, and as a Senior Vice President of Apartment Investment and Management Company (Aimco) (NYSE: AIV), an owner and operator of apartment communities, from 2004 to 2008. Mr. Martin held the positions of Vice President of Investor Relations and Senior Vice President Corporate Planning & Treasurer at ICG Communications Inc. from 1999 to 2002 and was employed for 18 years by Gulf Canada from 1981 to 1999, at the time one of Canada’s largest oil and gas companies, and held the position of Director Strategic Planning and Investor Relations for Gulf Canada and its 72%-owned subsidiary Gulf Indonesia.

Item 7.01     Regulation FD Disclosure.

On December 9, 2015, the Company issued a press release with respect to the appointment of Dennis J. Martin to the Board effective as of January 1, 2016.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1     Press Release, dated December 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: December 9, 2015	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 9, 2015